UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

INNOVEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19120 Kenswick Drive, Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

(346) 398-0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	INVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

On June 15, 2026, Innovex International, Inc., a Delaware corporation (the “Company” or "Innovex"), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Rieber & Søn AS, a Norwegian private limited liability company (the “Seller”), pursuant to which the Company agreed to acquire from the Seller all of the issued shares (other than treasury shares) of TCO Group AS, a Norwegian private limited liability company (“TCO Group”). TCO Group is engaged in the development, manufacturing, and supply of equipment, tools, and related services to the oil and gas industry. TCO Group’s product offering includes completion barrier plugs, tubing-conveyed perforating services, chemical injection systems and annulus pressure relief systems. These products are used in well completion and testing, perforation services, targeted downhole chemical delivery and automatic relief of trapped pressure between casing strings.

The aggregate purchase price (the “Purchase Price”) is equal to the Norwegian krone equivalent of approximately $95 million. The Purchase Price is comprised of the following components: (i) $30 million in newly-issued shares (the “Consideration Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with the newly-issued shares priced based on the average of the volume weighted average trading prices (“VWAP”) of the Common Stock on the New York Stock Exchange for the fifteen trading days immediately preceding June 15, 2026, which is approximately $28.20, resulting in the issuance of approximately 1,063,829 Consideration Shares, and (ii) $65 million in cash, subject to certain adjustments. Closing of the transactions contemplated by the Purchase Agreement is expected to occur early in the third quarter of 2026, subject to customary closing conditions.

The Seller and its wholly owned Singapore subsidiary, Rieber & Son Pte. Ltd. (the designated recipient of the Consideration Shares) have agreed not to offer, sell or otherwise transfer any of the Consideration Shares for a period of six months after the closing date of the transactions contemplated by the Purchase Agreement, except that Consideration Shares may be transferred to a wholly owned subsidiary, provided that the transferee remains subject to the same lock-up restrictions and may not subsequently transfer the shares during the lock-up period.

For the fiscal year ended December 31, 2025, TCO Group’s revenue, operating income and net income were approximately $70 million, $16 million and $12 million, respectively, resulting in an 18% net income margin. TCO Group also had $12 million of cash flow from operations for the fiscal year ended December 31, 2025, and TCO Group’s capital expenditures were approximately $0.2 million and represented less than 1% of its revenue for that period.

For the fiscal year ended December 31, 2025, TCO Group had Adjusted EBITDA of $18 million, Adjusted EBITDA Margin of 25%, and Free Cash Flow of $11 million. The Company’s Transaction Return on Capital Employed (“Transaction ROCE”) for the acquisition is expected to be 14% based on TCO Group’s 2025 operating income of $16 million less tax expense of approximately $3 million divided by the $95 million Purchase Price.

The transaction is expected to be approximately 13% accretive to Innovex’s Earnings Per Share (“EPS”), based on the approximate percentage increase in basic EPS of Innovex for the year ended December 31, 2025 as if the acquisition had occurred on January 1, 2025, which is calculated as the sum of net income for Innovex of approximately $83 million and TCO of approximately $12 million, in each case, for the year ended December 31, 2025, divided by 70,073,038, which is the sum of the basic weighted average number of Innovex’s shares outstanding for the year ended December 31, 2025 of 69,009,209 and the 1,063,829 Consideration Shares. The net income amounts do not give effect to costs, charges, synergies, or other similar items that could result from a combined company.The financial information of TCO Group included in this Current Report on Form 8-K was converted from Norwegian kroner to U.S. dollars at an exchange ratio of 0.1056 representing the closing exchange rate as of June 11, 2026.

Non-GAAP Measures of TCO Group

This Current Report on Form 8-K contains both financial measures prepared and presented in accordance with generally accepted accounting principles (“GAAP”) and non-GAAP financial measures, which are measurements of financial performance that are not prepared and presented in accordance with GAAP. Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Transaction ROCE are non-GAAP financial measures of TCO Group. These non-GAAP financial measures should not be construed as being more important than the comparable GAAP measures. The Company’s management uses TCO’s non-GAAP financial measures to evaluate results of operations of TCO Group and believes they provide investors with additional information useful for evaluating the acquisition of TCO Group. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results of operations as reported in accordance with GAAP. In addition, because not all companies use identical calculations, the non-GAAP financial measures included in this Current Report on Form 8-K may not be comparable to similarly titled measures disclosed by other companies.

Adjusted EBITDA is defined as net income or loss before net interest expense or income, income tax expense or benefit, depreciation and amortization and other expense or income, further adjusted to exclude certain items that the Company believes are not reflective of ongoing performance or that are non-cash in nature. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue. Free Cash Flow is defined as cash provided by operations less capital expenditures. Transaction ROCE is defined as TCO Group’s 2025 operating income less TCO Group’s 2025 tax expense, divided by the Purchase Price.

Reconciliations of TCO Group’s Adjusted EBITDA to net income, Adjusted EBITDA Margin to net income margin, Free Cash Flow to net cash provided by operating activities, and Transaction ROCE to operating income are set forth below.

TCO Group Reconciliation of Net Income to Adjusted EBITDA

($ in millions)	2025
Revenue	$70.0

Net Income	$12.4
(+) Net Interest Expense	0.6
(+) Income Tax Provision	3.4
(+) Depreciation and Amortization Expense	0.5
(-) Other Expense	0.0
(+) Non-Recurring Expenses	0.7
Adjusted EBITDA	$17.6
Net Income Margin %	18%
Adjusted EBITDA Margin % (1)	25%

Note: TCO reported financials converted from NOK to USD at an exchange ratio of 0.1056

(1) Underlying calculation is not rounded

TCO Group Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

($ in millions)	2025
Cash Flow from Operations	$11.7
(-) Capital Expenditures	(0.2)
Free Cash Flow (1)	$11.5

Note: TCO reported financials converted from NOK to USD at an exchange ratio of 0.1056

(1) Underlying calculation is not rounded

TCO Group Reconciliation of Operating Income to Transaction ROCE

($ in millions)	2025
Operating Income	$16.4
(-) Tax Expense	(3.4)
Operating Income less Tax (1)	$13.0
Purchase Price	$95.0
Transaction ROCE (2)	14%

Note: TCO reported financials converted from NOK to USD at an exchange ratio of 0.1056

(1) Underlying calculation is not rounded

(2) Transaction ROCE is a non-GAAP measure and is defined as (TCO 2025 Operating Income – TCO 2025 Tax Expense) / Purchase Price

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in the Explanatory Note to this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of Consideration Shares to the Seller pursuant to the Purchase Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovex International, Inc.

Date: June 15, 2026	By:	/s/ Adam Anderson
Adam Anderson
Chief Executive Officer